Exhibit 10.1
FIRST AMENDMENT TO .COM REGISTRY AGREEMENT
This FIRST AMENDMENT TO .COM REGISTRY AGREEMENT (this “Amendment”) is dated as of October 20, 2016 (the “Amendment Effective Date”) and is entered into by and between INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS, a California nonprofit public benefit corporation (“ICANN”), and VERISIGN, INC., a Delaware corporation (“Verisign”), and amends the parties’ executed .com Registry Agreement effective as of December 1, 2012 (the “Agreement”). Capitalized terms used herein shall have the meanings assigned to them in the Agreement.
WHEREAS, the parties believe that extending the Agreement will enhance the security and stability of the Internet and the TLD;
WHEREAS, the parties entered into the Agreement in order to set forth their understandings and agreements with respect to the .com TLD; and
WHEREAS, the parties are entering into this Amendment in order to effect certain modifications to the Agreement.
NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree, as follows:
1.Amendments to Agreement. Effective as of the Amendment Effective Date,
(a)    Section 4.1 of the Agreement is hereby deleted and replaced in its entirety by the following new Section 4.1:
“Section 4.1 Term. The term of this Agreement shall expire on November 30, 2024, as extended by any renewal terms (the “Expiration Date”).”
(b)    Section 7.3(d)(i) of the Agreement is hereby deleted and replaced in its entirety by the following new Section 7.3(d)(i):
“(i) from the Effective Date through November 30, 2024, US $7.85;”
2.Future Amendments. The parties shall cooperate and negotiate in good faith to amend the terms of the Agreement (a) by the second anniversary of the Amendment Effective Date, to preserve and enhance the security and stability of the Internet or the TLD, and (b) as may be necessary for consistency with changes to, or the termination or expiration of, the Cooperative Agreement between Registry Operator and the Department of Commerce.
3.Agreement; No Other Amendment; Reaffirmation. Except as amended by this Amendment, the Agreement shall remain in full force and effect according to its terms and shall be read and construed as if the terms of this Amendment were included therein. The parties acknowledge and agree that each shall be bound and obligated to perform all of its respective obligations under the Agreement as amended by this Amendment, and that all references in such document to the Agreement shall mean and include the Agreement as amended hereby.
4.    Incorporation By Reference. This Amendment incorporates by reference the provisions set forth in Section 8.6 (Amendments and Waivers), Section 8.7 (No Third Party Beneficiaries), Section 8.8 (Notices, Designations and Specifications), Section 8.9 (Language), Section 8.10 (Counterparts) and Section 8.11 (Entire Agreement) as if fully set forth herein.

IN WITNESS WHEREOF, ICANN and Verisign have caused this Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS

By: /s/ Göran Marby

Name: Göran Marby

Title:     President and Chief Executive Officer

Date:     October 20, 2016

VERISIGN, INC.

By: /s/ D. James Bidzos

Name: D. James Bidzos

Title: President and Chief Executive Officer

Date:     October 20, 2016

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